Exhibit 99.3
IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

AMERICAN INTERNATIONAL GROUP, INC.	Civil Action No. 769-VCS
CONSOLIDATED DERIVATIVE LITIGATION

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTION, AND OF SETTLEMENT HEARING
TO:	ALL RECORD AND BENEFICIAL HOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. COMMON STOCK AT THE CLOSE OF BUSINESS ON NOVEMBER 16, 2010 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

BROKERAGE FIRMS, BANKS AND OTHERS WHO HOLD AMERICAN INTERNATIONAL GROUP, INC. STOCK OF RECORD BUT ARE NOT THE BENEFICIAL OWNERS, ARE REQUESTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNER(S).
PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the pendency and proposed partial settlement (“Settlement”) of the above-captioned shareholder derivative action (the “Delaware Derivative Action”) which was brought on behalf of American International Group, Inc. (“AIG” or the “Company”) in the Court of Chancery of the State of Delaware (the “Court”). The proposed Settlement provides for the payment of $90 million (the “Settlement Amount”) to AIG, in exchange for the release and dismissal of certain claims by or on behalf of AIG against its former officers, directors, and employees. In addition to the Delaware Derivative Action, the Settlement, if approved, will resolve the claims asserted on behalf of AIG against its former officers, directors and employees in a related action pending in the New York Supreme Court, captioned Teachers’ Retirement System of Louisiana, et al. v. Cantwell, et. al., No. 650064/2009 (N.Y. Sup. Ct., N.Y. Cty.) (the “New York State Derivative Action”), and in three related actions pending in the United States District Court for the Southern District of New York, captioned In re American International Group, Inc. Derivative Litigation, No. 04-CV-8406 (the “New York Federal Consolidated Derivative Action”), Bassman v. Greenberg, No. 05-CV-7022, and Kleinhandler v. Greenberg, No. 05-CV-6417 (S.D.N.Y.). These actions and the Delaware Derivative Action are collectively referred to in this Notice as the “Derivative Cases.”
     A hearing on the proposed Settlement (the “Settlement Hearing”) will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on January 18, 2011 at 2:00 p.m., at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801 to: (i) determine whether the terms and conditions of the proposed Settlement are fair, reasonable, adequate, and in the best interests of AIG and its stockholders; (ii) determine whether a judgment should be entered dismissing with prejudice the shareholder derivative claims asserted on behalf of AIG in the Delaware Derivative Action against all defendants who are current or former officers, directors or employees of AIG, including Bernard Aidinoff, Eli Broad, Michael J. Castelli (“Castelli”), Vincent Cantwell (“Cantwell”), Pei-Yuan Chia, Carlos Coello (“Coello”), Marshall A. Cohen, William Cohen, Barber Conable, Jr., Robert L. Crandall, Martin S. Feldstein, Ellen V. Futter, John Graf, Evan Greenberg, Maurice R. Greenberg (“Greenberg”), Carla Hills, Frank Hoenemeyer, Richard Holbrooke, Robert P. Jacobson (“Jacobson”), Donald P. Kanak, Edward E. Matthews (“Matthews”), Christian M. Milton (“Milton”), John Mohs (“Mohs”), Kristian P. Moor, L. Michael Murphy (“Murphy”), Karen Radke (“Radke”), John Roberts, Howard Smith (“Smith”), Martin J. Sullivan, Jean-Baptist Tateossian (“Tateossian”), Thomas R. Tizzio (“Tizzio”), Edmund S. W. Tse, Joseph H. Umansky (“Umansky”), Jay S. Wintrob, Frank G.

Wisner, and Frank Zarb (collectively, the “D&O Defendants”);1 (iii) hear and determine any objections to the Settlement; (iv) consider a request by the plaintiffs’ counsel in the Delaware Derivative Action for an award of attorneys’ fees equal to 22.5% of the $90 million Settlement Amount and expenses of no more than $1 million; and (vi) consider other such matters as the Court deems appropriate.
     If you were a shareholder of AIG as of November 16, 2010, you have a right to object or otherwise be heard regarding the proposed Settlement and the proposed award of attorneys’ fees and expenses in the Delaware Derivative Action, and to attend the Settlement Hearing.
     The Court has reserved the right to adjourn or continue the Settlement Hearing, or any portion thereof, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the parties and without further notice of any kind.
     If the Court approves the Settlement of the Delaware Derivative Action, the plaintiffs in the other Derivative Cases will request that those actions be dismissed with prejudice, and may separately request awards of attorneys’ fees and expenses totaling no more than $2.5 million.
FACTUAL BACKGROUND
THE FOLLOWING DESCRIPTION OF THE DERIVATIVE CASES
HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES.
THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH
MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR
STATEMENT BY THE COURT OF ANY FINDINGS OF FACT OR LAW.

[1]	The claims against certain D&O Defendants have already been dismissed, either voluntarily or by Order of the Court. The proposed judgment will prevent those claims from being reasserted, and will extinguish any rights to seek appellate review from those dismissals.

Nature of the Case
     The Derivative Cases were brought by shareholders of AIG, derivatively on behalf of AIG, to assert claims against a number of defendants for harm allegedly caused to AIG. The defendants include current and former officers, directors and/or employees of AIG; AIG’s former audit firm, PricewaterhouseCoopers LLP (“PwC”); and several entities that are alleged to have engaged in wrongdoing that harmed AIG, including Marsh & McLennan Companies, Inc. (“Marsh”), ACE Ltd. (“ACE”) and General Re Corporation (“Gen Re”). The proposed Settlement is only with the defendants who are former officers, directors and employees of AIG. The claims against PwC, Marsh, ACE, and Gen Re have been dismissed and are on appeal.
     The claims that have been brought on AIG’s behalf against the Company’s former officers, directors and employees arise out of wrongdoing that is alleged to have occurred primarily during the 1999-2005 time period, including allegations of:
•	participation in an illegal “bid-rigging” scheme implemented by Marsh;

•	payment of kickbacks in the form of “contingent commissions” to Marsh;

•	sham insurance transactions with Gen Re that were intended to deceive shareholders and the market into believing that AIG had a larger cushion of reserves (“loss reserves”) to pay claims than it actually did;

•	marketing and sale of fraudulent “income-smoothing” products that were specifically intended to enable other companies to report false financial information to the public;

•	“topside” adjustments that were made to AIG’s consolidated books and records in order to further overstate loss reserves in the Company’s reported financial statements;

•	concealment of losses suffered at two of AIG’s insurance underwriting businesses through the fraudulent conversion of underwriting losses into investment losses;

•	creation of non-existent underwriting revenue by booking life settlement transactions as underwriting volume;

•	concealment of AIG’s relationships with multiple offshore reinsurers that were affiliates of and controlled by AIG, including deception of regulators with regard to those relationships;

•	concealment of known losses by setting aside reserves to spread those losses over multiple reporting periods rather than recording them in the proper period;

•	improper reporting of investment income from a “covered call” program that converted unrealized capital gains into net investment income;

•	booking of workers’ compensation insurance premiums as regular liability insurance revenue in order to fraudulently reduce AIG’s required contributions to state workers’ compensation systems and to avoid paying taxes on those premiums; and

•	participation in a scheme to fix prices and rig bids in the municipal derivatives market.
     The plaintiffs claim that the D&O Defendants’ alleged breaches of fiduciary duty and other wrongdoing caused substantial harm to the Company, causing AIG to:
•	pay $1.64 billion to resolve claims and matters under investigation with the U.S. Department of Justice (“DOJ”), the Securities and Exchange Commission (“SEC”), the Office of the New York Attorney General (“NYAG”) and the New York State Department of Insurance (“NYSID”);

•	pay more than $130 million to settle investigations by the SEC and DOJ into fraudulent structured financial transactions between AIG, PNC Financial Services Group and Brightpoint, Inc.;

•	spend tens (if not hundreds) of millions of dollars to conduct multiple internal investigations and to defend itself from various government investigations and civil lawsuits;

•	restate all its financial statements from 1999 through the third quarter of 2004, lowering net income by $3.4 billion and reducing its consolidated net worth by $3.5 billion; and

•	suffer substantial damage to its reputation and be subjected to, and incur additional costs related to, increased regulatory scrutiny, oversight and monitoring.

Procedural History
     Between October 2004 and May 2005, several shareholder derivative complaints were filed in the Delaware Court of Chancery, asserting claims on behalf of AIG against a number of the D&O Defendants and Marsh, in relation to the alleged bid-rigging and contingent commission schemes with Marsh, the sale of illegal income-smoothing products, the concealment of underwriting losses, and the concealment of AIG’s relationships with offshore reinsurers. Those cases were consolidated to form the Delaware Derivative Action, and the plaintiffs’ counsel agreed that the consolidated action would be prosecuted by two institutional investors, the Teachers’ Retirement System of Louisiana and the City of New Orleans Retirement System (together, the “Delaware Derivative Plaintiffs”) as co-lead plaintiffs.
     In August 2005, the Delaware Derivative Plaintiffs filed a First Amended Consolidated Stockholders’ Derivative Complaint which named a number of additional defendants, including additional D&O Defendants as well as PwC, ACE, Gen Re, and certain employees of Marsh and Gen Re. The claims against PwC were for breach of contract, negligence and malpractice, while the claims against the other newly-named defendants primarily related to the alleged fraudulent schemes involving Gen Re and Marsh.
     AIG appointed a Special Litigation Committee (the “SLC”) to investigate the claims that had been alleged in the Delaware Derivative Action, and the action was stayed until March 14, 2007 to permit the SLC to complete its investigation. As a result of the investigation, the SLC decided it was in AIG’s best interests to (a) directly pursue the claims that had been asserted in the Delaware Derivative Action against Greenberg and Smith; (b) seek dismissal of certain D&O Defendants and claims; and (c) take no position on the remaining claims. The SLC caused AIG to move to dismiss the claims against D&O Defendants Eli Broad, Pei-Yuan Chia, Marshall A.

Cohen, Martin S. Feldstein, Ellen V. Futter, John Graf, Carla A. Hills, Frank J. Hoenemeyer, Donald P. Kanak, Kristian P. Moor, Martin Sullivan, Edmund Tse, Jay S. Wintrob, Frank G. Wisner, and Frank Zarb. The Delaware Derivative Plaintiffs did not oppose that motion.
     On September 28, 2007, AIG and the Delaware Derivative Plaintiffs jointly filed a Combined Amended Complaint in the Delaware Derivative Action, wherein AIG asserted claims directly against Greenberg and Smith (the “Non-Derivative Claims”) and the Delaware Derivative Plaintiffs asserted claims derivatively on behalf of AIG against, among others, the following D&O Defendants: Cantwell, Castelli, Coello, Evan Greenberg, Jacobson, Matthews, Milton, Mohs, Murphy, Radke, Tateossian, Tizzio and Umansky (the “Derivative Claims”). The Derivative Claims include claims relating to the sham Gen Re transactions, the Marsh bid-rigging and contingent commission schemes, top-side adjustments, concealment of underwriting losses, and improper booking of life settlement transactions and workers’ compensation insurance premiums.
     On April 11, 2008, AIG and the Delaware Derivative Plaintiffs jointly filed the First Amended Combined Complaint, which did not alter the Non-Derivative Claims or the previously-asserted Derivative Claims, but which asserted an additional Derivative Claim against Greenberg, Matthews and Tizzio, alleging participation in a scheme to rig bids in the municipal derivatives market.
     Motions to dismiss the First Amended Combined Complaint were filed on June 13, 2008. During the course of briefing on the motions to dismiss the Derivative Claims, the Delaware Derivative Plaintiffs voluntarily dismissed defendants Cantwell, Jacobson and Umansky from the Delaware Derivative Action, without prejudice. On February 10, 2009, following extensive briefing and oral argument by counsel for the Delaware Derivative Plaintiffs, the motions to dismiss the Derivative Claims were denied with respect to defendants Greenberg, Matthews, and Tizzio, and granted for lack of personal jurisdiction with respect to defendants Castelli, Coello, Milton and Radke. The Delaware Derivative Plaintiffs subsequently voluntarily dismissed defendants Tateossian, Mohs, and Murphy, among others, who were similarly situated with respect to personal jurisdiction. The Court also dismissed the Delaware Derivative Plaintiffs’ claims against PwC, Marsh, ACE, and Gen Re based on the in pari delicto doctrine. The dismissal of those claims against PwC, Marsh, ACE and Gen Re is presently on appeal.
     On February 5, 2010, pursuant to a Memorandum of Understanding dated November 25, 2009, AIG, Greenberg and Smith filed a stipulation providing that the direct claims asserted in the Delaware Derivative Action against Greenberg and Smith were dismissed with prejudice, and providing for the release of certain claims by Greenberg and Smith against AIG.
     Further proceedings on the claims against Greenberg, Matthews and Tizzio in the Delaware Derivative Action have been stayed pending resolution of the claims against AIG in the federal securities class action litigation captioned In re American International Group, Inc. Securities Litigation, No. 04 Civ. 8141(JES) (S.D.N.Y.) (the “Securities Litigation”). However, during this stay — and indeed for the past several years — the Delaware Derivative Plaintiffs have had access to the extensive document discovery database from the Securities Litigation containing millions of pages of documents, as well as copies of the deposition transcripts from that litigation, which the Delaware Derivative Plaintiffs have reviewed and utilized in connection with various amendments of their complaint in the Delaware Derivative Action.
     On February 11, 2009, the Delaware Derivative Plaintiffs commenced the New York State Derivative Action, asserting claims against, among others, Cantwell, Castelli, Coello, Jacobson, Milton, Mohs, Murphy, Radke, Tateossian and Umansky. The claims in the New

York State Derivative Action are substantially similar to those that had previously been asserted against these defendants in the Delaware Derivative Action. Motions to dismiss filed on behalf of Cantwell, Castelli, Coello, Jacobson, Milton, Mohs, Murphy, Radke, Tateossian and Umansky have been fully briefed in the New York State Derivative Action, but the case has been stayed while the parties pursue settlement discussions. The settlement that has been negotiated in the Delaware Derivative Action will also resolve the claims in the New York State Derivative Action against Cantwell, Castelli, Coello, Jacobson, Milton, Mohs, Murphy, Radke, Tateossian and Umansky.
     The New York Federal Consolidated Derivative Action and the Bassman and Kleinhandler actions were filed in New York federal court and involve similar claims to those in the Delaware Derivative Action. The plaintiffs in those New York federal actions agreed in September 2007 to stay their cases pending resolution of the Delaware Derivative Action. The settlement that has been negotiated in the Delaware Derivative Action will also resolve the claims in the New York Federal Consolidated Derivative Action, Bassman and Kleinhandler against all defendants named in those actions.
SUMMARY OF THE PROPOSED SETTLEMENT
THE FOLLOWING IS ONLY A SUMMARY. FOR THE COMPLETE TERMS OF THE SETTLEMENT, PLEASE SEE THE
AGREEMENT BETWEEN THE PARTIES, WHICH WILL BE FILED AS AN EXHIBIT TO A FORM 8-K THAT AIG WILL FILE
WITH THE SECURITIES EXCHANGE COMMISSION ON OR BEFORE DECEMBER 14, 2010. THE SETTLEMENT HAS NOT YET
BEEN CONSIDERED OR APPROVED BY THE COURT.
     The Delaware Derivative Plaintiffs, in their capacity as plaintiffs in both the Delaware Derivative Action and the New York State Derivative Action, have asserted claims against numerous current and former AIG executives who are insured under certain directors’ and officers’ liability insurance policies with a total coverage limit of $200 million (the “D&O

Policies”). Those AIG executives have claims under those D&O Policies for recovery of their own legal defense costs, as well as for the payment of any settlements or judgments that may be entered against them in the Derivative Cases and in other legal proceedings arising from their work for AIG.
     In an effort to maximize the proceeds from the D&O Policies that will be devoted to the settlement of the Derivative Cases, and thus will flow back to AIG as the beneficiary of the Derivative Cases, counsel for the Delaware Derivative Plaintiffs engaged in extensive negotiations with representatives of Greenberg and Smith and with the D&O Defendants’ insurance carriers (the “D&O Carriers”), including several mediation sessions with a retired federal judge, regarding the allocation of the available insurance proceeds.
     During these negotiations, the D&O Carriers asserted many coverage defenses which, they contended, would entitle them to rescind and/or severely restrict the coverage provided under the policies. After protracted arm’s-length negotiations, the D&O Carriers agreed to pay out a total of $150 million of the total $200 million in possible coverage. The Delaware Derivative Plaintiffs and the D&O Defendants thereafter agreed that, of this amount, $90 million would be allocated to the settlement of the Derivative Cases and thus would be paid to AIG (after deduction of taxes, attorneys’ fees and expenses, and certain other costs), while the remaining $60 million would be paid to Greenberg and Smith as partial reimbursement of their legal costs.
     The terms of the Settlement are more fully described in the Agreement Between the Teachers’ Retirement System of Louisiana; the City of New Orleans Employees’ Retirement System; John Paul Fulco, Trustee f/b/o Lucia Forastiere Irrevocable June Forastiere Backe Children’s Trust; Paula Rosen; Thomas McAdam; Bruce G. Murphy; Jerome Kaplan, Trustee,

Trust of Edith J. Kaplan; Marilyn Clark; Gail Fink; Maxine Marcus; Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust; Dr. Frederick Hauber; R. S. Bassman; David M. Kleinhandler; C.V. Starr & Co., Inc.; Starr International Company, Inc.; Vincent Cantwell; Michael J. Castelli; Carlos Coello; Maurice R. Greenberg; Robert P. Jacobson; Edward E. Matthews; Christian M. Milton; John Mohs; L. Michael Murphy; Karen Radke; Howard I. Smith; Martin Sullivan; Jean-Baptist Tateossian; Thomas R. Tizzio; Joseph H. Umansky; Bernard Aidinoff; Steven J. Bensinger; Marshall A. Cohen; William Dooley; Martin Feldstein; Ellen Futter; Stephen Hammerman; Richard Holbrooke; George Miles; Kristian Moor; Win Neuger; Edmund Tse; Jay Wintrob; and Frank Zarb (the “Agreement”). A copy of the Agreement is available on plaintiffs’ counsel’s websites at www.gelaw.com and www.whafh.com and will be filed as an Exhibit to a Form 8-K filing by AIG on or before December 14, 2010.
     In consideration of the $90 million to be paid to AIG, and upon the Final Settlement Date as defined in the Agreement, the D&O Defendants and all other current or former AIG officers, directors and employees will be released from all claims and liabilities that were, or could have been, asserted derivatively on behalf of AIG and that (1) arise out of or relate in any way to the allegations made in the complaints in the Derivative Cases, or (2) arise out of or relate in any way to any of the events or transactions that were the subject of any of those complaints. The Settlement will not affect any claims that AIG stockholders have in their individual capacities, including claims for recovery as class members in the Securities Litigation.
     The Agreement has been signed by the plaintiffs in all of the Derivative Cases, and, upon the Final Settlement Date, will resolve all claims, cross-claims, and third party claims against the D&O Defendants and all other current and former AIG officers, directors and employees in all of the Derivative Cases.

     In accordance with the terms of the Agreement, the D&O Carriers paid $90 million (the “Settlement Amount”) into an interest-bearing escrow account maintained by counsel for the Delaware Derivative Plaintiffs for the benefit of AIG. Upon the Final Settlement Date (defined below), counsel for the Delaware Derivative Plaintiffs will cause the Settlement Amount (including any interest thereon) to be remitted to AIG, less (i) any applicable taxes and other costs of maintaining the escrow account, (ii) any attorneys’ fees and expenses as are awarded to counsel for any of the plaintiffs in the Derivative Cases (and any applicable interest thereon), and (iii) the costs of providing notice of the Settlement to AIG’s stockholders.
     The Final Settlement Date is the date on which each of the following has occurred: (a) the Court has approved the Settlement and has entered an order or judgment dismissing the Delaware Derivative Action against the D&O Defendants with prejudice; (b) the courts in the New York Federal Consolidated Derivative Action, Kleinhandler, Bassman, and the New York State Derivative Action have entered orders or judgments dismissing with prejudice each of those actions against the D&O Defendants; (c) the time for taking an appeal from the dismissal of any of the Derivative Cases against the D&O Defendants has expired, or, if any appeal is taken, the date on which all appeals have been finally disposed of in a manner that does not materially alter the orders or judgments of dismissal; and (d) any awards of attorneys’ fees and/or expenses in any of the Derivative Cases have been made and are in accordance with the Agreement.
DISMISSAL
     It is the intent of the parties that the proposed Settlement, if approved by the Court, will result in the entry of an order or judgment dismissing the Delaware Derivative Action as against the D&O Defendants, with prejudice. Upon the entry of such an order or judgment, the plaintiffs in the other Derivative Cases will similarly request the dismissal of those actions with prejudice against the D&O Defendants. The Settlement shall have no effect on any claims or appeals involving PwC, Marsh, Gen Re, ACE, or any other defendant other than the D&O Defendants.
THE PARTIES’ POSITIONS AS TO THE
DESIRABILITY OF THE SETTLEMENT
     The Delaware Derivative Plaintiffs and the plaintiffs in the other Derivative Cases have thoroughly considered the facts and law underlying those actions, and after weighing the costs and uncertainties of continued litigation against the likelihood of success, and taking into account the financial circumstances of AIG, have determined that it is in the best interests of AIG and its stockholders that the Derivative Cases be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement, and that those terms and conditions are fair, reasonable, and adequate and in the best interests of AIG and its shareholders.
     The D&O Defendants have denied and continue to deny all allegations of wrongdoing and liability, but have nevertheless concluded that further litigation would be time-consuming and expensive, and that it is desirable that the claims against them in the Derivative Cases be fully and finally settled upon the terms and conditions as set forth in the Agreement.
ATTORNEYS’ FEES AND EXPENSES
     Counsel for the Delaware Derivative Plaintiffs intend to apply to the Court for an award of attorneys’ fees not to exceed 22.5% of the Settlement Amount, and for reimbursement of out-of-pocket costs and expenses not to exceed $1,000,000. In the Agreement, counsel for the Delaware Derivative Plaintiffs agreed not to request attorneys’ fees or expenses greater than these amounts, and AIG and the D&O Defendants agreed not to take a position on the request.

     If the Court awards the full amount of fees, costs and expenses requested in the Delaware Derivative Action, the Delaware Derivative Plaintiffs’ counsel have agreed to make no request for attorneys’ fees, costs or expenses in the New York State Derivative Action. If the Court does not award the full amount requested by the Delaware Derivative Plaintiffs’ counsel, the Delaware Derivative Plaintiffs’ counsel may request an award of attorneys’ fees and/or expenses in the New York State Derivative Action equal to the difference.
     Counsel for the plaintiffs in the New York Federal Consolidated Derivative Action, Bassman, and Kleinhandler agreed to ask the court in those cases for an award of attorneys’ fees and expenses totaling no more than $2,500,000.
THE SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing, which will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on January 18, 2011, at 2:00 p.m., at New Castle County Courthouse, 500 King Street, Wilmington, DE 19801 to:
          a. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of AIG and its shareholders;
          b. determine whether final judgment should be entered dismissing the Delaware Derivative Action with prejudice as against the D&O Defendants, and releasing, barring, and enjoining prosecution of the claims released in the Agreement;
          c. consider the application by the Delaware Derivative Plaintiffs’ counsel for an award of attorneys’ fees, costs, and/or expenses;
          d. hear and determine any objections to the Settlement or to the application by Delaware Derivative Plaintiffs’ counsel for an award of attorneys’ fees, costs, and/or expenses; and

          e. rule on such other matters as the Court may deem appropriate.
     The Court has reserved the right to adjourn and reconvene the Settlement Hearing without further notice other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Agreement and without further notice.
RIGHT TO APPEAR AT SETTLEMENT HEARING
     Any person or entity who was a shareholder of AIG as of November 16, 2010 and who wishes to object to the Settlement, the Judgment to be entered herein, and/or the application of the Delaware Derivative Plaintiffs’ counsel for attorneys’ fees, costs, and/or expenses, or who otherwise wishes to be heard (an “Objector”), may appear in person or through his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard, and no papers, briefs, pleadings or other documents submitted by any Objector shall be considered by the Court (except as the Court, in its discretion, shall otherwise direct upon application of such Objector and for good cause shown) unless, no later than January 7, 2011, the Objector files with the Register in Chancery, The Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, and serves on the counsel of record listed below such that it is received no later than January 7, 2011, the following: (i) a written notice of intention to appear; (ii) proof of ownership of AIG stock as of November 16, 2010; (iii) a detailed statement of the Objector’s objections to any matter before the Court and the grounds therefor or the reasons why the Objector desires to appear and to be heard; and (iv) all documents and writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel:

Stuart M. Grant
GRANT & EISENHOFER P.A.
1201 North Market Street
Wilmington, Delaware 19801
Counsel for Teachers’ Retirement System of Louisiana
Peter C. Harrar
WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
270 Madison Avenue
New York, New York 10016
Counsel for the City of New Orleans Employees’ Retirement System
David Boies
BOIES, SCHILLER & FLEXNER LLP
333 Main Street
Armonk, New York 10504
Counsel for Maurice R. Greenberg, C.V. Starr & Co., Inc., and Starr International Company, Inc.
Vincent A. Sama
WINSTON & STRAWN LLP
200 Park Avenue
New York, New York 10166
Counsel for Howard I. Smith
Brian McDonough
DRINKER BIDDLE & REATH LLP
140 Broadway, 39th Floor
New York, New York 10005
Counsel for Vincent Cantwell
Charles I. Poret
DECHERT LLP
1095 Avenue of the Americas
New York, New York 10036
Counsel for Michael J. Castelli
Nicholas M. De Feis
DE FEIS O’CONNELL & ROSE, P.C.
500 Fifth Avenue, 26th Floor
New York, NY 10110
Counsel for Carlos Coello

Jamison A. Diehl
AKIN GUMP
590 Madison Avenue
New York, NY 10022
Counsel for Robert P. Jacobson
John Gardiner
SKADDEN ARPS SLATE MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
Counsel for Edward Matthews
Tracy E. Sivitz
HAFETZ & NECHELES
500 Fifth Avenue, 29th Floor
New York, New York 10110
Counsel for Christian M. Milton
Jeffrey Lichtman
750 Lexington Avenue, 15th Floor
New York, NY 10022
(212) 581-1001
Counsel for John Mohs
Craig D. Singer
WILLIAMS & CONNOLLY LLP
725 Twelfth Street, N.W.
Washington, D.C. 20005
Counsel for L. Michael Murphy
Michael S. Kim
KOBRE & KIM LLP
800 Third Avenue
New York, New York 10022
Counsel for Thomas R. Tizzio and Karen J. Radke
Roland G. Riopelle
SERCARZ & RIOPELLE, LLP
152 W. 57th Street, Suite 24C
New York, NY 10019
Counsel for Jean-Baptist Tateossian

Paul Hugel
CLAYMAN & ROSENBERG
305 Madison Avenue
New York, NY 10165
Counsel for Joseph Umansky
Daniel J. Kramer
PAUL WEISS RIFKIND WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019
Counsel for AIG
     Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its objection.
SCOPE OF THIS NOTICE AND FURTHER INFORMATION
     This Notice does not purport to be a comprehensive description of the Derivative Cases, the allegations or transactions related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Delaware Derivative Action, you may inspect the pleadings, the orders entered by the Court and other papers filed in the action, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. For other inquiries regarding the Action or the Settlement, you may contact the Delaware Derivative Plaintiffs’ counsel, c/o Peter Harrar, Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, Telephone: 800-575-0735. DO NOT WRITE TO OR TELEPHONE THE COURT.